Exhibit 99.1

Exhibit 99.1
D-Wave Bolsters Executive Leadership Team for Rapid Growth and Strategic Execution
Addition of Chief Revenue Officer and Chief Development Officer to guide D-Wave's go-to-market efforts and innovation roadmap as quantum computing’s impact grows
PALO ALTO, Calif., BURNABY, B.C. – March 18, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced it is expanding its executive team to supercharge both its go-to-market growth strategy and product innovation.

The two appointments include cloud entrepreneur and IT industry veteran Lorenzo Martinelli as the Company’s first Chief Revenue Officer, tapped to spearhead the company's commercial expansion into key vertical markets. D-Wave has also promoted Dr. Trevor Lanting to Chief Development Officer to lead its product innovation roadmap, spanning D-Wave’s full stack of quantum computing hardware and software solutions.

B2B Technology Growth Veteran Lorenzo Martinelli Named Chief Revenue Officer

Overseeing sales, marketing, professional services, and customer success, Martinelli will be pivotal in executing the Company's recently launched go-to-market (GTM) growth strategy, designed to accelerate the adoption and deployment of D-Wave’s quantum technologies across key verticals, starting with logistics, manufacturing, and government. Over the past 30 years, Martinelli has built a record guiding start-ups from inception to IPO with broad experience from leadership roles at QAD DynaSys, E2open, AristaSoft, Baan (now Infor), Digital Equipment (now HPE) and IBM. His expertise in devising innovative GTM strategies for optimization applications will help D-Wave effectively capitalize on the industry transition to the operational use of quantum computing.
Dr. Trevor Lanting Promoted to Chief Development Officer
In his new role as Chief Development Officer, Dr. Trevor Lanting's responsibilities now include D-Wave's product roadmap and initiatives to advance the science of quantum computing. In addition to the Leap™ real-time quantum cloud service and the Ocean™ software suite of open source Python tools, Lanting will also help direct the ongoing development of the Advantage™ and Advantage2™ annealing quantum computing systems, the Company’s gate model computing program, and the interdisciplinary teams focused on performance research and algorithm development. With over 15 years of experience in technology development at D-Wave, Lanting previously served as Senior Vice President of Software, Algorithms and Cloud Services at the Company.

"This is a watershed moment as enterprise customers are starting to move quantum applications into production," said Dr. Alan Baratz, CEO of D-Wave. “The expertise and leadership of these two seasoned leaders will be instrumental in executing our GTM strategy, fueling new commercial opportunities, and advancing our technology innovation as we continue to demonstrate annealing quantum computing’s impact on customers today.”

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modelling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements

Exhibit 99.1

Exhibit 99.1
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential benefits of appointing Lorenzo Martinelli as the Chief Revenue Officer and promoting Dr. Trevor Lanting to Chief Development Officer. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risk that the potential benefits of appointing Lorenzo Martinelli as the Chief Revenue Officer and promoting Dr. Trevor Lanting to Chief Development Officer are not realized; general economic conditions and other risks; our ability to expand our customer base and the customer adoption of our solutions; risks within D-Wave’s industry, including anticipated trends, growth rates, and challenges for companies engaged in the business of quantum computing and the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and/or timing thereof; the performance of our products; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; the risk that our securities will not maintain the listing on the NYSE; and the numerous other factors set forth in D-Wave’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:

Alex Daigle
media@dwavesys.com